Exhibit 99.1

August 14, 2026

Lynda Chervil , Chairwoman and CEO

Internet Sciences Inc

1330 Avenue of the Americas, 23rd Floor

New York, NY 10019

Dear Lynda,

This is to confirm my resignation of the Board of Directors effective today as per my recent email which you previously have confirmed receipt (also via email).

Regards,

/s/ Michael Kahn

Michael Kahn